UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 24, 2013 (March 13, 2013)

INFINITY OIL & GAS COMPANY
 (Exact name of registrant as specified in its charter)

Nevada
 (State or other jurisdiction of incorporation)

333-183886
 (Commission File No.)

750 Broadway
Woodmere, NY   11598
 (Address of principal executive offices and Zip Code)

(310) 623-7505
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01           ENTRY INTO A MATERIALLY DEFINITIVE AGREEMENT

On March 13, 2013, we entered into an oral agreement with Global Vision Consultants, 2059-58th Street, Brooklyn, New York, ("GVC") wherein we paid GVC $50,000 as a project fee which will allow us to receive 10% of the net profit from GVC's oil and sludge cleaning process operations located in the United Kingdom.  We also paid GVC $38,000 as a consulting fee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 24th day of May, 2013.

INFINITY OIL & GAS COMPANY

BY:	BETTY SYTNER
Betty Sytner
Principal Executive Officer